Exhibit 99.1

LTWC Corporation
111 High Ridge Road
Stamford, CT 06905

LTWC CORPORATION SECURITIES TO BE LISTED ON OVER THE COUNTER BULLETIN BOARD

Stamford, CT., January 10, 2003—LTWC Corporation announced today that effective January 14, 2003, the Company's common stock is expected to be listed on the Over The Counter Bulletin Board and to continue to trade under the symbol "LTWC". The Company received notification from Nasdaq that the Company was not in compliance for continued listing on the Nasdaq Small Cap Market because of the Company's: (1) failure to hold an annual meeting of shareholders, to solicit proxies and provide proxy statements to Nasdaq and (2) Nasdaq's records indicate that the Company has not yet paid its SmallCap listing fee in the amount of $4,667, which was due on July 12, 2003. The Company indicated that the primary reason for not holding an annual meeting was to conserve cash. Effective with the opening of business, January 14, 2003 the Company's common stock is expected to begin trading on the OTC Bulletin Board

On January 6, 2003, Marcelo Gumucio resigned from the Company's Board of Directors.

Forward-Looking Statements

This news release contains forward-looking statements, which involve risks and uncertainties. Accordingly, no assurance can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT: LTWC CORPORATION 1-203-975-9602